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EXHIBIT 5.2

300 E. Second Street, Suite 1510 Reno, NV 89501 PH (775) 788-2200 -- FX (775) 786-1177 fennemorecraig.com

March 5, 2020

Ashford Inc.
14185 Dallas Parkway, Suite 1100
Dallas, TX 75254

  Re:
  Registration Statement on Form S-3 for Ashford Inc.

Ladies and Gentlemen:

        We are acting as special Nevada counsel to Ashford Inc., a Nevada corporation (the "Company") in connection with the filing of a registration statement on Form S-3, Registration No. 333-            (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") relating to the proposed offering from time to time of: (A) the following securities of the Company with an aggregate offering price of up to $150,000,000: (i) secured or unsecured debt securities (the "Debt Securities") to be issued under the terms of one or more senior or subordinated indentures (an "Indenture" or "Indentures"); (ii) shares of preferred stock, $.001 par value per share (the "Preferred Stock"); (iii) shares of common stock, $.001 par value per share (the "Common Stock") and associated stock purchase rights (the "Shareholder Rights"), (iv) warrants to purchase Debt Securities (the "Debt Warrants"); (v) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"); (vi) warrants to purchase Common Stock (the "Common Stock Warrants", and collectively with the Debt Warrants and the Preferred Stock Warrants, the "Warrants"), (vii) Preferred Stock represented by depositary receipts (the "Depositary Shares"), (viii) subscription rights to purchase Debt Securities, Preferred Shares, or Common Shares (the "Subscription Rights)"; and (ix) units consisting of one or more Debt Securities, Preferred Shares, Common Shares, Debt Warrants, Preferred Stock Warrants, Common Stock Warrants, Depositary Shares, and Subscription Rights (the "Units" and, together with the Debt Securities, Preferred Shares, Common Shares (and associated Shareholder Rights), Debt Warrants, Preferred Stock Warrants, Common Stock Warrants, Depositary Shares, and Subscription Rights, the "Securities") all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the Prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the Prospectus, and (B) up to 19,120,000 shares of the Company's Series D convertible Preferred Stock, par value $0.001 per share (the "Series D Preferred Stock") offered from time to time by the selling shareholders named in the Prospectus contained in the Registration Statement and up to 4,068,086 shares of the Common Stock issuable upon conversion of the Series D Preferred Stock (the "Series D Common Stock").

        For the purpose of rendering this opinion, we have examined originals, or copies of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

          A.    The Registration Statement, including the Prospectus contained therein, as amended;

          B.    The Amended and Restated Articles of Incorporation and Bylaws of the Company, each as amended to date (collectively, the "Governing Documents");

          C.    The Merger and Registration Rights Agreement (the "Merger Agreement") dated as of November 6, 2019 among Ashford Inc., a Maryland corporation, the Company, Ashford Merger Sub Inc., a Maryland corporation, and the Investors named therein;

Ashford Inc.

March 5, 2020

          D.    The Combination Agreement dated as of May 31, 2019, as amended, by and among Archie Bennett, Jr. and Monty J. Bennett, Remington Holdings, L.P., a Delaware limited partnership, Remington Holding GP, LLC, a Delaware limited liability company, MJB Investments, LP, Ashford Inc., a Maryland corporation, James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding, Corp., a Nevada corporation and Ashford Merger Sub Inc., a Maryland corporation;

          E.    Such corporate records and proceedings, minutes, consents, actions and resolutions of the Board of Directors, as hereinafter defined, as we have deemed necessary as a basis for the opinions expressed below.

        We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of rendering this opinion.

        Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that: (i) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (ii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete; and (iii) at the time the Common Stock and Preferred Stock being registered under the Registration Statement are issued, there will be sufficient authorized but unissued common stock and preferred stock, as the case may be, available to allow for such issuance.

        Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the state of Nevada. We express no opinion concerning any securities law or rule.

        Based on the foregoing, and in reliance thereon, we are of the opinion that:

  1.
  When and to the extent: (a) the board of directors of the Company or an authorized and duly formed committee thereof (collectively, the "Board of Directors") has taken all necessary corporate action to authorize and approve the issuance and sale of any shares of (i) Common Stock (including any Common Stock issued upon the exchange or conversion of validly issued Debt Securities or validly issued Preferred Stock that are exchangeable for or convertible into Common Stock or upon the exercise of validly issued and binding Common Stock Warrants or Subscription Rights, and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), or (ii) Preferred Stock (including any Preferred Stock represented by validly issued Depositary Shares or that are duly issued upon the exchange or conversion of Debt Securities or upon exercise of validly issued and binding Preferred Stock Warrants or Subscription Rights, and receipt by the Company of any additional consideration payable upon such exercise) ((i) and (ii) collectively, the "Offered Stock"); (b) with respect to Preferred Stock the relevant certificate of designations (the "Certificate of Designations") has been duly approved by the Board of Directors and filed in the office of the Secretary of State of Nevada; (c) stock certificates of the Company representing the shares of Offered Stock, in a form approved by the Board of Directors and otherwise compliant with law have been delivered to the subscribers for or purchasers of such Offered Stock; and (d) the Company has received such consideration per share of Offered Stock as has been prescribed by the Board of Directors, such shares of Offered Stock, will be validly issued, fully paid and, with respect to shares of Preferred Stock, except to the extent provided to the contrary in the applicable Certificate of Designations creating the relevant series of Preferred Stock, nonassessable.

  2.
  With respect to Depositary Shares, when: (a) the Board of Directors has taken all necessary corporate action to authorize the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designations relating to the Preferred Stock underlying such Depositary Shares and the filing

Ashford Inc.

March 5, 2020

    of the Certificate of Designations with the Secretary of State of the State of Nevada; (b) an enforceable agreement (the "Deposit Agreement") or agreements relating to the Depositary Shares and the related receipts (the "Depositary Receipts") representing fractional interests in Depositary Shares have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and (d) the Depositary Receipts relating to the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement, and upon payment of the consideration provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors related to the issuance and sale of the Depositary Receipts, the Depositary Shares and the Depositary Receipts will be validly issued, fully paid and, except to the extent provided to the contrary in the applicable Deposit Receipt or Certificate of Designations, nonassessable, and holders of Depositary Receipts will be entitled to the rights specified in the Depositary Receipts and the applicable Deposit Agreement.

  3.
  Assuming (i) the relevant Indenture has been duly authorized by the Board of Directors; (ii) the Trustee is qualified to act as Trustee under any Indenture; (iii) any such Indenture (including any Debt Security issued thereunder), has been duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (iv) any applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (v) the obligations of each party set forth in any Indenture (including any Debt Security issued thereunder) are enforceable against each party thereto (including the Company) in accordance with their respective terms; and (vi) the Debt Securities are issued and paid for in accordance with the terms of the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, the Debt Securities will be validly issued and will constitute binding obligations of the Company.

  4.
  When the issuance and terms of the Warrants have been duly authorized by the Board of Directors, the Warrants, upon due execution and delivery of an applicable warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will have been duly authorized by the Company;

  5.
  When the issuance and terms of the Subscription Rights have been duly authorized by the Board of Directors, the Subscription Rights, upon due execution and delivery of an enforceable subscription rights agreement relating thereto on behalf of the Company, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, will have been duly authorized by the Company.

  6.
  When the issuance and terms of the Units have been duly authorized by the Board of Directors, the Units, upon due execution and delivery of an enforceable unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, will have been duly authorized by the Company.

  7.
  The Series D Preferred Stock has been validly issued and is fully paid and non-assessable. Upon issuance in accordance with the terms of the Series D Preferred Stock, the Series D Common Stock will be validly issued, fully paid and non-assessable.

        This opinion is issued in the State of Nevada. By issuing this opinion, Fennemore Craig, P.C. (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

Ashford Inc.

March 5, 2020

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters." We further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,
/s/ FENNEMORE CRAIG, P.C.

CAD

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  EXHIBIT 5.2